Exhibit 8.1

Skadden, Arps, Slate, Meagher & Flom llp Four Times Square New York 10036-6522 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com January 11, 2016

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Yadkin Financial Corporation

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

Ladies and Gentlemen:

We have acted as U.S. federal income tax counsel to Yadkin Financial Corporation , a North Carolina corporation (“Yadkin”), in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 12, 2015, among Yadkin, Navy Merger Sub Corp., a North Carolina corporation and a wholly owned subsidiary of Yadkin (“Merger Sub”), and NewBridge Bancorp, a North Carolina corporation (“NewBridge”), pursuant to which (i) Merger Sub will merge with and into NewBridge, with NewBridge surviving as a wholly owned subsidiary of Yadkin (the “Merger”), and each share of NewBridge’s Class A voting common stock, no par value, and nonvoting Class B common stock, no par value (such Class A and Class B shares, collectively, the “NewBridge Common Stock”), issued and outstanding immediately prior to the time the Merger becomes effective (the "Effective Time") will be converted into the right to receive 0.50 shares of voting common stock, par value $1.00 per share, of Yadkin (“Yadkin Common Stock”) and (ii) immediately thereafter, NewBridge will merge with and into Yadkin, with Yadkin continuing as the surviving corporation (together with the Merger, the “Integrated Mergers”). At your request, and in connection with the registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on November 17, 2015 (File No. 333-208064), as amended or supplemented through the date hereof (the “Registration Statement”), we are rendering our opinion (the “Opinion”) concerning certain U.S. federal income tax consequences of the Integrated Mergers.

In preparing our Opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) the Merger Agreement and (iii) such other documents and information as we have deemed necessary or appropriate to render our Opinion. In addition, we have relied upon the accuracy and completeness of certain statements and representations made by NewBridge and Yadkin, including those set forth in letters dated as of the date hereof from an officer of each of Yadkin and NewBridge (the “Representation Letters”). For purposes of rendering our Opinion, we have assumed that such statements and representations are accurate and complete without regard to any qualification as to knowledge or belief. We have assumed that the Representation Letters will be re-executed in substantially the same form by appropriate officers and that we will render our opinion pursuant to Section 7.2(c) of the Merger Agreement, each as of the Effective Time. Our Opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants and representations set forth in the documents referred to above and the statements and representations made by Yadkin and NewBridge, including those set forth in the Representation Letters. For purposes of our Opinion, we have not independently verified all of the facts, representations and covenants set forth in the Representation Letters, the Registration Statement, or in any other document. We have also assumed that the Integrated Mergers will be consummated in the manner contemplated by the Registration Statement and the Merger Agreement.

For purposes of our Opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, electronic or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed, or to be executed, we have assumed that the parties thereto had, or will have, the power, corporate or other, to enter into and to perform all obligations thereunder.

In rendering our Opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, pertinent judicial authorities, published opinions and administrative pronouncements of the Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, all as they exist on the date hereof and all of which are subject to change or differing interpretations, possibly on a retroactive basis. A change in any of the authorities upon which our Opinion is based could affect our conclusion herein. It should be noted that an opinion of counsel is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position or that a court will not sustain such a position if asserted by the IRS. In addition, any material changes to the documents referred to above could affect our conclusion herein.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein and in the Registration Statement under the heading “U.S. Federal Income Tax Consequences of the Integrated Mergers,” we are of the opinion that, under current law, the Integrated Mergers will together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and that the U.S. federal income tax consequences of the Integrated Mergers to holders of NewBridge Common Stock will be as described  in the Registration Statement under the heading “U.S. Federal Income Tax Consequences of the Integrated Mergers.”

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Except as set forth above, we express no opinion to any party as to any tax consequences, whether U.S. federal, state, local or foreign, of the transactions described in the Registration Statement, any transaction related thereto, or of owning Yadkin Common Stock. Our Opinion has been prepared in connection with the Integrated Mergers and the Registration Statement and may not be relied upon for any other purpose without our prior written consent. Our Opinion is expressed as of the date hereof, and we disclaim any obligation to supplement or revise our Opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, statement, representation or assumption relied upon herein that becomes inaccurate.

We consent to the use of our name in the Registration Statement and to the filing of this Opinion with the SEC as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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